                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
------------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS











IMMEDIATELY
-----------

Media:                                         Investors:
-----                                          ---------
Robert T. Grieves, SVP                         John M. Roy, MD
(212) 635-1590                                 (212) 635-8005
Cary J. Giacalone, VP                          Richard P. Stanley, SVP
(212) 635-1590                                 (212) 635-1854
                                               Thomas C. McCrohan, VP
                                               (212) 635-1578


                  THE BANK OF NEW YORK COMPANY, INC. REPORTS
                 Third Quarter Normalized E.P.S. of 52 Cents
          Impact of WTC Disaster Reduces Reported E.P.S. to 33 Cents
                    Normalized Return on Equity of 23.8%

NEW YORK, N.Y., October 18, 2001 -- The Bank of New York Company, Inc. (NYSE:
BK) reports third quarter normalized earnings per share of 52 cents, up 6% over the 49 cents earned in the third quarter of 2000. Normalized net income for the third quarter was $383 million, compared with $363 million earned in the same period last year. The third quarter normalized results exclude the 19 cents per share impact of the World Trade Center disaster (the "WTC disaster"). On a reported basis, the Company earned 33 cents, or $243 million, in the third quarter. (See "Normalized Results" section.)
     Normalized earnings per share were $1.55 for the first nine months of 2001, up 9% over $1.42 last year. Normalized net income for the first nine months was $1,152 million compared with last year's $1,057 million, up 9%. On a reported basis, the Company earned $1,012 million, or $1.36 per share in the first nine months of 2001.

     "The tragic events of September 11th resulted in one of the most challenging operating environments that the Company has ever experienced," said Thomas A. Renyi, Chairman and CEO. "I am proud of our successful business recovery, which is a direct result of the tireless and dedicated efforts of all our employees, many of whom were directly affected by the disaster.
     "Notwithstanding a difficult market environment made worse by the World Trade Center disaster, we have achieved a 6% normalized EPS increase for the quarter and a 9% increase year-to-date. Given the uncertain economic environment, our near-term outlook must remain cautious. We continue to be highly confident in our business strategy and in our longer-term earnings outlook."

NORMALIZED RESULTS

     A summary of reported and normalized Consolidated Statements of Income for the three months ended September 30, 2001 are presented below. The normalization reflects the Company's results excluding the impact of the WTC disaster. The estimated impact of the WTC disaster reduced third quarter net income by approximately $140 million reflecting one time costs, reductions in revenue and other related expenses. This estimate is up from the Company's previous September 28th estimate of $125 million based on more current information. (See Appendix A for a more detailed analysis of the WTC disaster impact.)

                       THE BANK OF NEW YORK COMPANY, INC.
                       Consolidated Statements of Income
                    (In millions, except per share amounts)

                                              For the three
                                              months ended
                                           September 30, 2001
                                  -------------------------------------
                                                              Disaster
                                   Reported    Normalized     Impact
                                   --------    ----------     --------

Net Interest Income After
 Provision for Credit Losses         $ 371        $ 416        $ (45)

Total Noninterest Income               823          852          (29)

Total Noninterest Expense              814          646          168
                                     ------       ------       ------
Income Before Income Taxes             380          622         (242)
Income Taxes                           113          215         (102)
Distribution on Preferred
 Trust Securities                       24           24            -
                                     ------       ------       ------
Net Income Available to
 Common Shareholders                 $ 243        $ 383        $(140)
                                     ======       ======       ======
Per Common Share Data:
---------------------

  Basic Earnings                     $0.33        $0.52       $(0.19)
  Diluted Earnings                    0.33         0.52        (0.19)
  Cash Dividends Paid                 0.18         0.18            -

Diluted Shares Outstanding             741          741            -


     Comparing reported to normalized results, the decrease in reported net interest income for the quarter primarily results from higher than normal levels of excess liquidity which could not be invested and unsettled trades resulting from the disruption of markets and payments processing immediately following the WTC disaster.
     The decrease in reported noninterest income for the quarter is principally due to a reduction in securities servicing and related revenues during the temporary closure of markets following the WTC disaster.
     The increase in reported noninterest expense for the quarter reflects certain additional costs associated with: the disabling of two facilities close to the World Trade Center; full outfitting of contingency locations and associated infrastructure links; reoccupying its headquarters building at

One Wall Street; and other expenses, including overtime, professional services, outside vendors, and additional security.
     The Company believes that a substantial portion of the impact of the disaster is covered under its insurance policies. These insurance recoveries are expected to be received in future quarters.

SUMMARY OF RESULTS

     In the Company's securities servicing businesses, normalized fee revenues were $430 million in the third quarter, up slightly from $427 million last year. For the first nine months of 2001, normalized fees from these businesses totaled $1,323 million, a 10% increase compared with $1,202 million in 2000. Despite the slowdown in the global capital markets, the Company recorded strong results in execution services, corporate trust, broker dealer services and global liquidity services.
     The Company continues to be the world's leading custodian with quarter-end assets of $6.4 trillion, including $1.8 trillion of cross-border custody assets.
     Normalized foreign exchange and other trading revenues were $84 million for the quarter, up 42% from $59 million last year. In the first nine months of 2001, normalized foreign exchange and other trading revenues were $265 million, up from $206 million last year. Third quarter results reflect continued strong foreign exchange transaction flows from the Company's securities servicing clients and market share gains through e-commerce products such as iFX Manager(servicemark). In addition, strong demand for interest rate risk management products were driven by higher volatility and declining interest rates.
     Normalized global payment services fees were $78 million, up 20% over last year. Fees increased as a result of customers electing to pay for services in fees rather than maintaining higher compensating balances in a declining rate environment. In addition, this growth reflects higher cash management and trade service fees. New cash management business wins continued among the Company's regional commercial and corporate banking clients driven, in part, by the continued success of CA$H-Register Plus (registered trademark), the Company's internet-based electronic banking service.
     Normalized private client services and asset management fees were $75 million for the quarter, down slightly from last year. Lower asset price levels have been partially offset by strength in alternative investment and short-term money market product lines.
     The Company's continued focus on fee-based businesses resulted in normalized noninterest income growing to 65% of total revenue in the third quarter, up from 62% last year.
     The WTC disaster resulted in a disruption of the markets, including payment and securities processing, which affected both the Company and other market participants. In addition, significant levels of liquidity were injected into the markets immediately following the disaster. These factors resulted in excess liquidity and unsettled trades at the Company, causing a temporary expansion of the Company's balance sheet. As a result, the Company's capital ratios reflect this temporary expansion.
     The Company's estimated Tier 1 capital and Total capital ratios were 7.32% and 10.86% at September 30, 2001, compared with 8.07% and 12.07% at
June 30, 2001, and 8.29% and 12.67% at September 30, 2000. The leverage ratio was 6.67% at September 30, 2001, compared with 7.40% at June 30, 2001, and 7.42% one year ago. Tangible common equity as a percent of total assets was 4.96% at September 30, 2001, compared with 5.56% at June 30, 2001, and 5.75% one year ago. In the first nine months of 2001, the Company repurchased
11 million shares under its common stock repurchase programs.
     Normalized return measures have been computed using both normalized net income and balance sheet. (See Appendix B for normalized balance sheet.) On a normalized basis, return on average common equity for the third quarter of 2001 was 23.83% compared with 25.75% in the third quarter of 2000. Normalized return on average assets for the third quarter of 2001 was 1.90% compared with

1.89% in the third quarter of 2000. For the first nine months of 2001, normalized return on average common equity was 25.03% compared with 26.55% in 2000. Normalized return on average assets was 1.98% for the first nine months of 2001 compared with 1.83% in 2000.
     For the third quarter of 2001, the reported return on average common equity was 15.11% and the reported return on average assets was 1.11%. For the first nine months of 2001, reported return on average common equity was 21.99% and the reported return on average assets was 1.69%.
     On a normalized basis, tangible diluted earnings per share (earnings before the amortization of goodwill and intangibles) were 54 cents per share in the third quarter of 2001, up 4% from 52 cents per share in the third quarter of 2000. On the same basis, tangible return on average common equity was 37.56% in the third quarter of 2001 compared with 38.89% in 2000; and tangible return on average assets was 2.04% in the third quarter of 2001 compared with 2.05% in 2000. Normalized tangible diluted earnings per share were $1.62 per share for the first nine months of 2001, up 8%, compared with $1.50 per share in 2000. Normalized tangible return on average common equity was 39.30% in 2001 compared with 41.11% in 2000; and normalized tangible return on average assets was 2.13% in the first nine months of 2001 compared with 1.98% last year. Amortization of intangibles for the third quarter and the first nine months of 2001 was $29 million and $83 million compared with $29 million and $85 million in 2000. On a per share basis, after-tax amortization of intangibles was 3 cents per share in the third quarters of 2001 and 2000 and 7 cents per share in the first nine months of 2001 and 2000.

NONINTEREST INCOME

                              3rd        3rd
                            Quarter    Quarter     2nd      3rd
                           Reported  Normalized  Quarter  Quarter         Year-to-date
                           --------  ----------  -------  -------  ---------------------------
                                                                     2001       2001
(In millions)                2001       2001      2001     2000    Reported  Normalized    2000
                             ----       ----      ----     ----    --------  ----------    ----
Servicing Fees
  Securities                 $416       $430      $436     $427    $1,309      $1,323    $1,202
  Global Payment Services      75         78        72       65       216         219       196
                             ----       ----      ----     ----    ------      ------    ------
                              491        508       508      492     1,525       1,542     1,398
Private Client Services
 and Asset Management Fees     74         75        78       77       231         232       219
Service Charges and Fees       81         87        95       84       267         273       278
Foreign Exchange and
 Other Trading Activities      79         84        98       59       260         265       206
Securities Gains               22         22        46       20       113         113       105
Other                          76         76        31       53       140         140        96
                             ----       ----      ----     ----    ------      ------    ------
Total Noninterest Income     $823       $852      $856     $785    $2,536      $2,565    $2,302
                             ====       ====      ====     ====    ======      ======    ======

     Normalized total noninterest income reached $852 million, up 9% from $785 million in last year's third quarter, and resulted in normalized noninterest income growing to 65% of total revenue in the third quarter, up from 62% last year. Normalized securities servicing fees were $430 million for the third quarter, compared with $427 million last year. Normalized global payment services fees for the quarter were $78 million, up 20% over last year. Normalized private client services and asset management fees were $75 million for the quarter, down slightly from last year. Normalized foreign exchange and other trading revenues were $84 million for the quarter, up 42% from $59 million last year. Securities gains were $22 million for the quarter, which were up slightly from last year but down from $46 million in the prior quarter. Other income includes a $43 million gain this quarter that the Company recognized from the sale of its interest in the New York Cash Exchange ("NYCE").

NET INTEREST INCOME

                            3rd        3rd
                          Quarter    Quarter      2nd      3rd
                         Reported  Normalized   Quarter  Quarter        Year-to-date
                         --------  ----------   -------  ------- ---------------------------
(Dollars in millions on                                            2001       2001
 a tax equivalent basis)   2001        2001       2001    2000   Reported  Normalized   2000
                           ----        ----       ----    ----   --------  ----------  -----
Net Interest Income       $ 426       $ 471       $472    $492    $1,366     $1,411   $1,429
Net Interest Rate
 Spread                    1.60%       2.02%      2.10%   1.93%     1.84%      2.00%    1.94%
Net Yield on Interest
 Earning Assets            2.37        2.75       2.96    3.05      2.74       2.88     2.95


     Normalized net interest income on a taxable equivalent basis was $471 million in the third quarter of 2001 compared with $472 million in the second quarter of 2001 and $492 million in the third quarter of 2000. On a normalized basis, net interest income was essentially flat compared with the prior quarter. The effect of the lower interest rate environment this quarter was largely offset by an increase in the Company's investment securities portfolio, which is part of an ongoing strategy to shift the Company's asset mix from loans towards highly rated investment securities and short-term liquid assets. On a normalized basis, the net interest rate spread was 2.02% in the third quarter of 2001, compared with 2.10% in the second quarter of 2001 and 1.93% one year ago. The normalized net yield on interest earning assets was 2.75% compared with 2.96% in the second quarter of 2001 and 3.05% in last year's third quarter.
     For the first nine months of 2001, normalized net interest income on a taxable equivalent basis amounted to $1,411 million compared with $1,429 million in the first nine months of 2000. The year-to-date normalized net interest rate spread was 2.00% in 2001 compared with 1.94% in 2000, while the normalized net yield on interest earning assets was 2.88% in 2001 and 2.95% in 2000.

NONINTEREST EXPENSE AND INCOME TAXES

     Normalized noninterest expense for the third quarter of 2001 was $646 million compared with $655 million in the second quarter and

$635 million in 2000. The decrease versus the prior quarter reflects continued emphasis on staff levels and other related expenses, as well as lower variable expenses such as clearing, sub-custody and incentive compensation.
     The normalized efficiency ratio for the third quarter of 2001 was 51.4% compared with 51.2% in the second quarter of 2001 and 50.4% in the third quarter of 2000. For the first nine months of 2001, the normalized efficiency ratio was 51.1% compared with 51.4% last year.
     The normalized effective tax rate for the third quarter and the first nine months of 2001 was 34.5% compared with 35.1% and 35.0% in the third quarter and the first nine months of 2000.

NONPERFORMING ASSETS

                                                                   Change
                                                                 9/30/01 vs.
(Dollars in millions)                 9/30/01       6/30/01        6/30/01
                                     --------      --------       --------
Category of Loans:
     Other Commercial                  $214           $190           $24
     Foreign                             42             34             8
     Regional Commercial                 20             19             1
                                       ----           ----           ---
  Total Nonperforming Loans             276            243            33
Other Real Estate                         2              2             -
                                       ----           ----           ---
  Total Nonperforming Assets           $278           $245           $33
                                       ====           ====           ===

Nonperforming Assets Ratio              0.7%           0.7%
Allowance/Nonperforming Loans         223.3          252.9
Allowance/Nonperforming Assets        222.0          251.0


     Nonperforming assets totaled $278 million at September 30, 2001, compared with $245 million at June 30, 2001. The increase in nonperforming loans primarily reflects a loan to a customer in the emerging telecommunications industry. Given the uncertain economic climate, the Company anticipates further deterioration in the creditworthiness of corporate borrowers. In particular, the Company continues to closely assess its emerging telecommunications portfolio.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  3rd        2nd         3rd
                                Quarter    Quarter     Quarter   Year-to-date
                                -------    -------     -------   ------------
(In millions)                     2001       2001       2000     2001    2000
                                  ----       ----       ----     ----    ----
Provision                         $ 40       $ 30       $ 25    $ 100    $ 70
                                  ====       ====       ====    =====    ====
Net Charge-offs:
  Other Commercial                 (35)       (26)       (14)     (89)    (39)
  Consumer                          (4)        (3)        (1)      (9)     (3)
  Foreign                            -          -         (3)       -      (3)
  Other                             (1)        (1)         -       (2)     (3)
                                  -----      -----      -----   ------   -----
     Total                        $(40)      $(30)      $(18)   $(100)   $(48)
                                  =====      =====      =====   ======   =====

Other Real Estate Expenses        $  -       $  -       $  1    $   2    $  3


     The allowance for credit losses was $616 million, or 1.54% of normalized loans at September 30, 2001, compared with $616 million, or 1.68% of loans at June 30, 2001, and $617 million, or 1.65% of loans at September 30, 2000. The ratio of the allowance to nonperforming assets was 222.0% at September 30, 2001, compared with 251.0% at June 30, 2001, and 367.5% at September 30, 2000.

                          ***************************

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings growth, contribution to future results of various business lines and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. In addition to risks and uncertainties incident to our industry such as interest rate fluctuations and borrower defaults, these also include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, our ability to attract and retain customers, the level of capital market activity, inaccuracies in management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements" in the Company's 2000 Form 10-K and June 30, 2001 Form 10-Q which have been filed with the SEC and are available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached.)

                              Appendix A, Page 1

                       THE BANK OF NEW YORK COMPANY, INC.
                       Consolidated Statements of Income
                    (In millions, except per share amounts)

                                              For the three
                                              months ended
                                           September 30, 2001
                                  -------------------------------------
                                                              Disaster
                                   Reported    Normalized     Impact
                                   --------    ----------     --------

Net Interest Income                  $ 411        $ 456       $  (45)
Provision for Credit Losses             40           40            -
                                     -----        -----       -------
Net Interest Income After
 Provision for Credit Losses           371          416          (45)

Noninterest Income
------------------

 Servicing Fees
     Securities                        416          430          (14)
     Global Payment Services            75           78           (3)
 Private Client Services and
   Asset Management Fees                74           75           (1)
 Service Charges and Fees               81           87           (6)
 Foreign Exchange and Other Trading     79           84           (5)
 Securities Gains                       22           22            -
 Other                                  76           76            -
                                     -----        -----       -------
     Total Noninterest Income          823          852          (29)

Noninterest Expense
-------------------

 Salaries and Employee Benefits        418          384           34
 Net Occupancy                          87           49           38
 Furniture and Equipment                87           32           55
 Other                                 222          181           41
                                     -----        -----       -------
     Total Noninterest Expense         814          646          168
                                     -----        -----       -------
Income Before Income Taxes             380          622         (242)
Income Taxes                           113          215         (102)
Distribution on Preferred
 Trust Securities                       24           24            -
                                     -----        -----       -------
Net Income Available to
 Common Shareholders                 $ 243        $ 383       $ (140)
                                     =====        =====       =======
Per Common Share Data:
---------------------

  Basic Earnings                     $0.33        $0.52       $(0.19)
  Diluted Earnings                    0.33         0.52        (0.19)
  Cash Dividends Paid                 0.18         0.18            -

Diluted Shares Outstanding             741          741            -



                               Appendix A, Page 2

                       THE BANK OF NEW YORK COMPANY, INC.
                       Consolidated Statements of Income
                    (In millions, except per share amounts)

                                              For the nine
                                              months ended
                                           September 30, 2001
                                  -------------------------------------
                                                              Disaster
                                   Reported    Normalized     Impact
                                   --------    ----------     --------

Net Interest Income                 $1,322       $1,367       $  (45)
Provision for Credit Losses            100          100            -
                                    ------       ------       -------
Net Interest Income After
 Provision for Credit Losses         1,222        1,267          (45)

Noninterest Income
------------------

 Servicing Fees
     Securities                      1,309        1,323          (14)
     Global Payment Services           216          219           (3)
 Private Client Services and
   Asset Management Fees               231          232           (1)
 Service Charges and Fees              267          273           (6)
 Foreign Exchange and Other Trading    260          265           (5)
 Securities Gains                      113          113            -
 Other                                 140          140            -
                                    ------       ------       -------
     Total Noninterest Income        2,536        2,565          (29)

Noninterest Expense
-------------------

 Salaries and Employee Benefits      1,202        1,168           34
 Net Occupancy                         184          146           38
 Furniture and Equipment               148           93           55
 Other                                 587          546           41
                                    ------       ------       -------
     Total Noninterest Expense       2,121        1,953          168
                                    ------       ------       -------
Income Before Income Taxes           1,637        1,879         (242)
Income Taxes                           546          648         (102)
Distribution on Preferred
 Trust Securities                       79           79            -
                                    ------       ------       -------
Net Income Available to
 Common Shareholders                $1,012       $1,152       $ (140)
                                    ======       ======       =======
Per Common Share Data:
---------------------

  Basic Earnings                     $1.38        $1.58       $(0.20)
  Diluted Earnings                    1.36         1.55        (0.19)
  Cash Dividends Paid                 0.54         0.54            -

Diluted Shares Outstanding             742          742            -


                                    Appendix B

                        THE BANK OF NEW YORK COMPANY, INC.
                           Consolidated Balance Sheets
                              (Dollars in millions)

                                                       September 30,
                                                           2001
                                                 ------------------------
                                                 Reported      Normalized
                                                 --------      ----------
Assets
------

Cash and Due from Banks                           $ 3,289         $ 3,289
Interest-Bearing Deposits in Banks                  5,961           5,961
Securities                                         13,370          13,370
Trading Assets at Fair Value                        9,014           9,014
Federal Funds Sold and Securities
 Purchased Under Resale Agreements                    338             338
Loans (less allowance for credit
 losses of $616)                                   44,920          39,356
Other Assets                                       12,498           8,498
                                                  -------         -------
  Total Assets                                    $89,390         $79,826
                                                  =======         =======

Liabilities and Shareholders' Equity
------------------------------------

Total Deposits                                    $60,261         $55,598
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                   5,719           2,419
Other Borrowed Funds                                4,157           4,157
Other Liabilities                                  11,286           9,685
                                                  -------         -------
  Total Liabilities                                81,423          71,859

Company-Obligated Mandatory Redeemable
 Preferred Trust Securities of Subsidiary Trust
 Holding Solely Junior Subordinated Debentures      1,500           1,500

Total Shareholders' Equity                          6,467           6,467
                                                  -------         -------
  Total Liabilities and Shareholders' Equity      $89,390         $79,826
                                                  =======         =======


                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                                                Change
                                                                                 2001
                                                   2001       2001            Normalized
                                                 Reported  Normalized  2000    vs. 2000
                                                 --------  ----------  ----  ------------
For the Three Months Ended September 30:
----------------------------------------
  Net Income                                    $   243    $   383    $ 363       5.5%
    Per Common Share:
      Basic                                     $  0.33    $  0.52    $0.50       4.0
      Diluted                                      0.33       0.52     0.49       6.1
      Cash Dividends Paid                          0.18       0.18     0.16      12.5

  Return on Average Common Shareholders'
      Equity                                      15.11%     23.83%   25.75%
  Return on Average Assets                         1.11       1.90     1.89


For the Nine Months Ended September 30:
---------------------------------------
  Net Income                                    $ 1,012    $ 1,152  $ 1,057       9.0%
    Per Common Share:
      Basic                                     $  1.38    $  1.58  $  1.44       9.7
      Diluted                                      1.36       1.55     1.42       9.2
      Cash Dividends Paid                          0.54       0.54     0.48      12.5

  Return on Average Common Shareholders'
      Equity                                      21.99%     25.03%   26.55%
  Return on Average Assets                         1.69       1.98     1.83


                                                                                 Change
                                                                                  2001
                                                                                Reported
                                                                                vs. 2000
                                                                               ----------
As of September 30:
-------------------
  Assets                                        $89,390             $75,409      18.5%
  Loans                                          45,536              37,398      21.8
  Securities                                     13,370               6,775      97.3
  Deposits - Domestic                            28,398              27,078       4.9
           - Foreign                             31,863              26,221      21.5
  Long-Term Debt                                  3,127               2,957       5.7
  Minority Interest - Preferred Securities        1,500               1,500         -
  Common Shareholders' Equity                     6,466               5,918       9.3

  Common Shareholders' Equity Per Share            8.78                8.01       9.6
  Market Value Per Share of Common Stock          35.00               56.50     (38.1)

  Allowance for Credit Losses as a Percent
    of Loans                                       1.35%               1.65%
  Tier 1 Capital Ratio                             7.32                8.29
  Total Capital Ratio                             10.86               12.67
  Leverage Ratio                                   6.67                7.42
  Tangible Common Equity Ratio                     4.96                5.75


                      THE BANK OF NEW YORK COMPANY, INC.
                      Consolidated Statements of Income
                   (In millions, except per share amounts)
                                 (Unaudited)

                                                                For the three      For the nine
                                                                months ended       months ended
                                                                September 30,      September 30,

                                                              2001       2000     2001       2000
                                                              ----       ----     ----       ----
Interest Income
---------------
Loans                                                        $ 555     $  732   $1,827     $2,183
Securities
  Taxable                                                      143         79      320        236
  Exempt from Federal Income Taxes                              19         16       56         47
                                                             -----     ------   ------     ------
                                                               162         95      376        283
Deposits in Banks                                               68         67      200        203
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                       53         80      142        198
Trading Assets                                                  84        133      334        380
                                                             -----     ------   ------     ------
    Total Interest Income                                      922      1,107    2,879      3,247
                                                             -----     ------   ------     ------
Interest Expense
----------------
Deposits                                                       351        501    1,185      1,494
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                   27         38       82        107
Other Borrowed Funds                                            92         37      151        108
Long-Term Debt                                                  41         52      139        149
                                                             -----     ------   ------     ------
    Total Interest Expense                                     511        628    1,557      1,858
                                                             -----     ------   ------     ------
Net Interest Income                                            411        479    1,322      1,389
-------------------
Provision for Credit Losses                                     40         25      100         70
                                                             -----     ------   ------     ------
Net Interest Income After Provision for
  Credit Losses                                                371        454    1,222      1,319
                                                             -----     ------   ------     ------
Noninterest Income
------------------
Servicing Fees
 Securities                                                    416        427    1,309      1,202
 Global Payment Services                                        75         65      216        196
                                                             -----     ------   ------     ------
                                                               491        492    1,525      1,398
Private Client Services and
  Asset Management Fees                                         74         77      231        219
Service Charges and Fees                                        81         84      267        278
Securities Gains                                                22         20      113        105
Other                                                          155        112      400        302
                                                             -----     ------   ------     ------
    Total Noninterest Income                                   823        785    2,536      2,302
                                                             -----     ------   ------     ------
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 418        371    1,202      1,097
Net Occupancy                                                   87         47      184        137
Furniture and Equipment                                         87         27      148         80
Other                                                          222        190      587        551
                                                             -----     ------   ------     ------
    Total Noninterest Expense                                  814        635    2,121      1,865
                                                             -----     ------   ------     ------
Income Before Income Taxes                                     380        604    1,637      1,756
Income Taxes                                                   113        213      546        614
Distribution on Preferred Trust Securities                      24         28       79         85
                                                             -----     ------   ------     ------
Net Income                                                   $ 243     $  363   $1,012     $1,057
----------                                                   =====     ======   ======     ======
Net Income Available to Common Shareholders                  $ 243     $  363   $1,012     $1,057
-------------------------------------------                  =====     ======   ======     ======

Per Common Share Data:
----------------------
   Basic Earnings                                            $0.33      $0.50    $1.38      $1.44
   Diluted Earnings                                           0.33       0.49     1.36       1.42
   Cash Dividends Paid                                        0.18       0.16     0.54       0.48
Diluted Shares Outstanding                                     741        747      742        744


                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                  (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                          September 30,        December 31,
                                                              2001                2000
                                                              ----                ----
Assets
------
Cash and Due from Banks                                    $ 3,289             $ 3,125
Interest-Bearing Deposits in Banks                           5,961               5,337
Securities:
  Held-to-Maturity                                             127                 752
  Available-for-Sale                                        13,243               6,649
                                                           -------             -------
    Total Securities                                        13,370               7,401
Trading Assets at Fair Value                                 9,014              12,051
Federal Funds Sold and Securities Purchased Under Resale
  Agreements                                                   338               5,790
Loans (less allowance for credit losses of $616 in 2001
  and $616 in 2000)                                         44,920              35,645
Premises and Equipment                                         940                 924
Due from Customers on Acceptances                              338                 447
Accrued Interest Receivable                                    334                 354
Other Assets                                                10,886               6,040
                                                           -------             -------
     Total Assets                                          $89,390             $77,114
                                                           =======             =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $11,926             $13,255
 Interest-Bearing
   Domestic Offices                                         17,477              15,774
   Foreign Offices                                          30,858              27,347
                                                           -------             -------
     Total Deposits                                         60,261              56,376
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                           5,719               1,108
Trading Liabilities                                          2,083               2,070
Other Borrowed Funds                                         2,074               1,687
Acceptances Outstanding                                        467                 450
Accrued Taxes and Other Expenses                             3,913               3,283
Accrued Interest Payable                                       124                 127
Other Liabilities                                            3,655               1,325
Long-Term Debt                                               3,127               3,036
                                                           -------             -------
     Total Liabilities                                      81,423              69,462
                                                           -------             -------

Company-Obligated Mandatory Redeemable Preferred
  Trust Securities of Subsidiary Trust Holding Solely
  Junior Subordinated Debentures                             1,500               1,500
                                                           -------             -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 16,320 shares
  in 2001 and 16,320 shares in 2000                              1                   1
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  990,468,650 shares in 2001 and
  985,528,475 shares in 2000                                 7,429               7,391
 Additional Capital                                            703                 521
 Retained Earnings                                           4,181               3,566
 Accumulated Other Comprehensive Income                        152                 207
                                                           -------             -------
                                                            12,466              11,686
 Less: Treasury Stock (252,743,041 shares in 2001
        and 244,460,032 shares in 2000), at cost             5,991               5,526
       Loan to ESOP (1,142,939 shares in
        2001 and 1,142,939 in 2000), at cost                     8                   8
                                                           -------             -------
     Total Shareholders' Equity                              6,467               6,152
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $89,390             $77,114
                                                           =======             =======

----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date.


                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)


                                       Normalized for the three months         For the three months
                                          ended September 30, 2001           ended September 30, 2000
                                     ---------------------------------    ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                     ----------   --------   --------     -------    --------    -------
ASSETS
------
Interest-Bearing Deposits
 in Banks (primarily foreign)          $ 6,417       $  68       4.20%    $ 4,941      $   67      5.36%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       2,779          25       3.47       4,863          80      6.55
Loans
 Domestic Offices                       22,381         330       5.85      18,862         355      7.49
 Foreign Offices                        17,139         225       5.23      19,676         377      7.62
                                       -------       -----                -------      ------
   Total Loans                          39,520         555       5.58      38,538         732      7.56
                                       -------       -----                -------      ------
Securities
 U.S. Government Obligations               951          13       5.24       1,604          24      5.90
 U.S. Government Agency Obligations      3,772          58       6.14       1,614          28      6.92
 Obligations of States and
  Political Subdivisions                   686          12       7.24         629          13      8.12
 Other Securities                        6,390          94       5.85       2,838          44      6.16
 Trading Securities                      7,415          84       4.49       8,941         132      5.94
                                       -------       -----                -------      ------
   Total Securities                     19,214         261       5.40      15,626         241      6.16
                                       -------       -----                -------      ------
Total Interest-Earning Assets           67,930         909       5.31%     63,968       1,120      6.97%
                                                     -----                             ------
Allowance for Credit Losses               (612)                              (609)
Cash and Due from Banks                  2,056                              3,003
Other Assets                            10,573                             10,153
                                       -------                            -------
   NORMALIZED ASSETS                    79,947                             76,515
Impact of WTC Disaster                   7,093                                  -
                                       -------                            -------
   TOTAL ASSETS                        $87,040                            $76,515
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,132       $  48       3.08%    $ 5,879      $   73      4.96%
 Savings                                 7,639          36       1.88       7,566          52      2.73
 Certificates of Deposit
  $100,000 & Over                          402           5       4.74         442           7      6.01
 Other Time Deposits                     1,831          19       4.06       1,877          25      5.23
 Foreign Offices                        28,606         243       3.38      26,411         344      5.20
                                       -------       -----                -------      ------
  Total Interest-Bearing Deposits       44,610         351       3.12      42,175         501      4.73
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements        3,150          27       3.37       2,517          38      6.06
Other Borrowed Funds                     1,987          19       3.71       2,154          37      6.91
Long-Term Debt                           3,060          41       5.31       2,872          52      7.13
                                       -------       -----                -------      ------
  Total Interest-Bearing Liabilities    52,807         438       3.29%     49,718         628      5.04%
                                                     -----                             ------
Noninterest-Bearing Deposits            10,131                             11,232
Other Liabilities                        9,138                              8,448
Minority Interest-Preferred Securities   1,500                              1,500
Shareholders' Equity                     6,371                              5,617
                                       -------                            -------
  NORMALIZED LIABILITIES AND
   SHAREHOLDERS' EQUITY                 79,947                             76,515

Normalized Net Interest Earnings
 and Interest Rate Spread                              471       2.02%
                                                                 ====
Normalized Yield on
 Interest-Earning Assets                                         2.75%
                                                                 ====
Impact of WTC Disaster                   7,093         (45)                     -
                                       -------       ------               -------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                 $87,040                            $76,515
                                       =======                            =======
Net Interest Earnings and
 Interest Rate Spread                                $ 426       1.60%                 $  492      1.93%
                                                     =====       ====                  ======      ====
Net Yield on Interest-Earning Assets                             2.37%                             3.05%
                                                                 ====                              ====

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)


                                       Normalized for the nine months           For the nine months
                                          ended September 30, 2001           ended September 30, 2000
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing Deposits
 in Banks (primarily foreign)          $ 5,940      $  200       4.49%    $ 5,499      $  203      4.94%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       3,367         114       4.52       4,310         198      6.15
Loans
 Domestic Offices                       20,158         990       6.56      19,477       1,075      7.37
 Foreign Offices                        18,152         837       6.17      20,039       1,109      7.39
                                       -------      ------                -------      ------
   Total Loans                          38,310       1,827       6.38      39,516       2,184      7.38
                                       -------      ------                -------      ------
Securities
 U.S. Government Obligations             1,081          45       5.57       2,165          97      6.01
 U.S. Government Agency Obligations      2,823         135       6.36       1,192          61      6.82
 Obligations of States and
  Political Subdivisions                   668          38       7.67         612          37      8.04
 Other Securities                        4,595         202       5.89       2,785         127      6.09
 Trading Securities                      8,861         334       5.05       8,597         380      5.90
                                       -------      ------                -------      ------
   Total Securities                     18,028         754       5.60      15,351         702      6.11
                                       -------      ------                -------      ------
Total Interest-Earning Assets           65,645       2,895       5.90%     64,676       3,287      6.79%
                                                    ------                             ------
Allowance for Credit Losses               (613)                              (606)
Cash and Due from Banks                  2,491                              3,239
Other Assets                            10,268                             10,021
                                       -------                            -------
   NORMALIZED ASSETS                    77,791                             77,330
Impact of WTC Disaster                   7,093                                  -
                                       -------                            -------
   TOTAL ASSETS                        $84,884                            $77,330
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,175      $  171       3.70%    $ 5,733      $  210      4.89%
 Savings                                 7,594         126       2.22       7,630         146      2.56
 Certificates of Deposit
  $100,000 & Over                          395          16       5.43         443          19      5.59
 Other Time Deposits                     1,903          64       4.50       2,023          76      5.00
 Foreign Offices                        27,125         808       3.99      27,755       1,043      5.02
                                       -------      ------                -------      ------
  Total Interest-Bearing Deposits       43,192       1,185       3.67      43,584       1,494      4.58
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements        2,637          82       4.14       2,569         107      5.57
Other Borrowed Funds                     2,015          78       5.13       2,197         108      6.54
Long-Term Debt                           3,027         139       6.09       2,839         149      6.97
                                       -------      ------                -------      ------
  Total Interest-Bearing Liabilities    50,871       1,484       3.90%     51,189       1,858      4.85%
                                                    ------                             ------
Noninterest-Bearing Deposits            10,609                             11,249
Other Liabilities                        8,659                              8,073
Minority Interest-Preferred Securities   1,500                              1,500
Shareholders' Equity                     6,152                              5,319
                                       -------                            -------
  NORMALIZED LIABILITIES AND
   SHAREHOLDERS' EQUITY                 77,791                             77,330

Normalized Net Interest Earnings
 and Interest Rate Spread                            1,411       2.00%
                                                                 ====
Normalized Yield on
 Interest-Earning Assets                                         2.88%
                                                                 ====
Impact of WTC Disaster                   7,093         (45)                     -
                                       -------      -------               -------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                 $84,884                            $77,330
                                       =======                            =======
Net Interest Earnings and
 Interest Rate Spread                               $1,366       1.84%                 $1,429      1.94%
                                                    ======       ====                  ======      ====
Net Yield on Interest-Earning Assets                             2.74%                             2.95%
                                                                 ====                              ====